EXHIBIT 1

                            AGREEMENT TO FILE JOINTLY

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of Shares of Vista Gold Corp. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.


Date:    September 19, 2002                 Quest Ventures Ltd.



                                            By:      /s/ A. Murray Sinclair
                                                --------------------------------
                                                A. Murray Sinclair, President




Date:    September 19, 2002                 /s/ A. Murray Sinclair
                                            ------------------------------------
                                            A. Murray Sinclair, individually




Date:    September 19, 2002                 /s/ Brian E. Bayley
                                            ------------------------------------
                                            Brian E. Bayley, individually